Exhibit 99.1

                                                                    NEWS RELEASE


For Immediate Release



                ICAD REPORTS 145% INCREASE IN FIRST QUARTER SALES

NASHUA, New Hampshire (May 3, 2004) - iCAD, Inc. (Nasdaq: ICAD), which designs, develops and markets Computer Aided Detection (CAD) imaging technology and systems for the early detection of breast cancer and other medical applications, today reported its operating results for the first quarter of 2004.

On December 31, 2003, iCAD completed its merger with and acquisition of CADx Systems, Inc. and its parent company Qualia Computing, Inc. (together, "CADx"), bringing together two of the three companies approved by the US Food and Drug Administration (FDA) to market CAD solutions for breast cancer applications in the United States. iCAD's financial results for the first quarter of 2003, as reported in this news release, do not include any contribution by CADx Systems, Inc. or its parent company.

For the quarter ended March 31, 2004, iCAD, Inc. ("the Company") reported that its sales increased 145% to approximately $5.4 million, when compared with sales of approximately $2.2 million in the three months ended March 31, 2003. The sales increase was primarily due to the Company's acquisition of CADx, which was effective December 31, 2003.

Gross margin improved to 66% of sales in the first quarter of 2004, compared with 59% of sales in the prior-year period, reflecting manufacturing economies at increased sales levels and a higher margin contribution from the acquired CADx product lines.

Operating expenses in the first quarter of 2004 totaled $5,331,234, compared with $1,220,197 in the quarter ended March 31, 2003. Increased operating expenses were attributable to (1) combined overhead and operating infrastructures in the period immediately following the merger of iCAD and CADx, and (2) nonrecurring operating expenses associated with cost reduction actions following the merger. During the first quarter of 2004 (and as planned), the Company reduced its workforce by approximately 36%; closed offices in Tampa, Florida and San Rafael, California; and reduced or eliminated duplication in marketing, administrative and other activities. The Company incurred approximately $525,000 in non-recurring severance and office closure expenses in the quarter ended March 31, 2004 in connection with these measures.


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


Primarily as a result of the expenses relating to the duplication of overhead resulting from the merger, which were reduced during the first quarter of 2004, and certain non-recurring expenses associated with cost reduction actions, the Company reported a net loss of ($1,899,401) or ($0.06) per share, for the three months ended March 31, 2004, compared with net income of $76,558, or $0.00 per share, in the first quarter of 2003.

"We are very pleased with our achievements during the first quarter of 2004," commented W. Scott Parr, President and Chief Executive Officer of iCAD, Inc. "Following the acquisition of CADx, we have consolidated and positioned our current products; organized, supported and greatly expanded our sales channels; and substantially reduced overhead and our breakeven points. Our sales accelerated towards the end of the first quarter, our margins are healthy, and our products are well regarded in the medical imaging industry. Over the balance of 2004, we anticipate additional achievements as we introduce and aggressively market our new, lower-cost Second Look 200 solutions for the early detection of breast cancer, along with ClickCAD fee-per-procedure programs that should make Computer Aided Detection technology affordable and accessible to smaller volume mammography clinics and all women at risk of breast cancer."

"During a period of consolidation and attention to profitability," continued Parr, "we have also redirected our research and engineering resources to accelerate the delivery of new products that apply our core CAD and clinical decision support technologies to additional medical applications, including the early detection of lung and colon cancer. We expect significant progress in these and additional areas during the balance of 2004."

THE COMPANY WILL HOST A CONFERENCE CALL TODAY, MAY 3, 2004, AT 11:00 AM EDT. SHAREHOLDERS AND OTHER INTERESTED PARTIES CAN PARTICIPATE IN THE CONFERENCE CALL BY DIALING 800-915-4836 OR FOR INTERNATIONAL/LOCAL PARTICIPANTS BY DIALING 973-317-5319, A FEW MINUTES BEFORE 11:00 A.M. ON MAY 3, 2004. THE CALL WILL ALSO BE BROADCAST LIVE ON THE INTERNET AT HTTP://WWW.FIRSTCALLEVENTS.COM/SERVICE/ AJWZ405462738GF12.HTML. A REPLAY OF THE CONFERENCE CALL WILL BE AVAILABLE TWO HOURS AFTER THE COMPLETION OF THE CONFERENCE CALL FROM MAY 3, 2004 UNTIL MAY 10, 2004 BY DIALING 800-428-6051 FOR PARTICIPANTS IN THE US/CANADA OR FOR INTERNATIONAL/LOCAL PARTICIPANTS, CALL 973-709-2089 AND ENTER THE CONFERENCE ID 352990. THE CALL WILL ALSO BE ARCHIVED FOR 90 DAYS AT HTTP://WWW.FIRSTCALLEVENTS.COM/SERVICE/AJWZ405462738GF12.HTML.


ABOUT ICAD, INC.

iCAD develops,  engineers,  manufactures  and markets  computer aided  detection
(CAD) products for the early detection of breast cancer and other health-care related applications. Early detection of breast cancer can save lives and often permits less costly, less invasive and less disfiguring cancer treatment options


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than when the cancer is detected at a later stage. Computer-aided detection from
iCAD can detect 25% of breast cancers, an average of 14 months earlier than screening mammography alone.

iCAD is the only independent, integrated digitizer hardware and CAD software company offering computer aided detection solutions. As such, iCAD is able to reduce costs at each step in the CAD product design, production and assembly process. The Company believes its vertical integration of CAD and hardware development results in better integration of software and film digitizer components, lower production costs and reduced administrative overhead. These achievements have allowed iCAD to progressively enhance its CAD product line, while reducing the costs of CAD to many customers and allowing more women to realize the benefits inherent in the early detection of breast cancer.

On December 31, 2003, iCAD merged with and acquired CADx Systems, Inc. and its parent company Qualia Computing, Inc., bringing together two of the three companies approved by the US Food and Drug Administration (FDA) to market computer aided (CAD) systems for the detection of breast cancer in the United States. The Company is headquartered in Nashua, New Hampshire and its common stock is listed on The Nasdaq Stock Market under the symbol "ICAD". More information on iCAD's products can be found at www.icadmed.com.

"SAFE HARBOR" STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995: Certain statements contained in this News Release constitute
"forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve a number of known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include, but are not limited to, the risks of uncertainty of patent protection, the impact of supply and manufacturing constraints or difficulties, product market acceptance, possible technological obsolescence, increased competition, customer concentration and other risks detailed in the Company's other filings with the Securities and Exchange Commission. The words "believe", "demonstrate", "intend", "expect", "estimate", "anticipate", "likely", and similar expressions identify forward-looking statements. Readers are cautioned not to place undue reliance on those forward-looking statements, which speak only as of the date the statement was made. The Company is under no obligation to provide any updates to any information contained in this release.

                      For more information on iCAD, Inc.,
                  contact, Ed Coghlan at (818) 893-7453 or via
                         email at edcoghlan@icadmed.com


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                        ICAD, INC.

          CONSOLIDATED STATEMENTS OF OPERATIONS


                                                                   THREE MONTHS         THREE MONTHS
                                                                  March 31, 2004       March 31, 2003
                                                                  --------------       --------------
                                                                   (unaudited)           (unaudited)
Sales                                                             $    5,426,881       $    2,214,012
Cost of sales                                                          1,829,246              909,585
                                                                  --------------       --------------
Gross margin                                                           3,597,635            1,304,427
                                                                  --------------       --------------
Operating expenses:
  Engineering and product development                                  1,712,041              584,253
  General and administrative                                           1,379,506              396,232
  Marketing and sales                                                  2,239,687              239,712
                                                                  --------------       --------------
      Total operating expenses                                         5,331,234            1,220,197

                                                                  --------------       --------------
Income (loss) from operations                                         (1,733,599)              84,230

Interest expense - net                                                   165,802                7,672
                                                                  --------------       --------------

Net income (loss)                                                     (1,899,401)              76,558

Preferred dividend                                                        33,250               36,505

                                                                  --------------       --------------
Net income (loss) available to common stockholders                $   (1,932,651)      $       40,053
                                                                  ==============       ==============

Net income (loss) per share
     Basic and diluted                                            $        (0.06)      $         0.00

Weighted average number of shares used in
  computing earnings per share
     Basic and diluted                                                33,708,252           26,350,248


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


                 ICAD, INC. AND SUBSIDIARIES

                 CONSOLIDATED BALANCE SHEETS

                                                                     March 31,          December 31,
                                                                  --------------       --------------
                           Assets                                      2004                 2003
                          --------                                --------------       --------------
Current assets:
  Cash and equivalents                                            $    3,940,120       $    5,101,051
  Trade accounts receivable, net of allowance for doubtful
    accounts of $319,543 in 2004 and $105,000 in 2003                  2,524,817            3,343,296
  Inventory                                                            1,180,922            2,123,642
  Prepaid and other current assets                                       986,079              547,014
                                                                  --------------       --------------
      Total current assets                                             8,631,938           11,115,003
                                                                  --------------       --------------

Property and equipment:
  Equipment                                                            1,914,199            1,825,147
  Leasehold improvements                                                  37,904               26,489
  Furniture and fixtures                                                 135,544              133,562
                                                                  --------------       --------------
                                                                       2,087,647            1,985,198
  Less accumulated depreciation and amortization                         768,699              717,635
                                                                  --------------       --------------
      Net property and equipment                                       1,318,948            1,267,563
                                                                  --------------       --------------

Other assets:
  Patents, net of accumulated amortization                               366,949              379,178
  Technology intangibles, net of accumulated amortization              5,426,151            5,580,172
  Tradename, Distribution agreements and other,
    net of accumulated amortization                                    1,025,467            1,115,000
  Goodwill                                                            43,261,952           43,205,220
                                                                  --------------       --------------
      Total other assets                                              50,080,519           50,279,570
                                                                  --------------       --------------

      Total assets                                                $   60,031,405       $   62,662,136
                                                                  ==============       ==============

            Liabilities and Stockholders' Equity
            ------------------------------------
Current liabilities:
  Accounts payable                                                $    2,351,248       $    3,979,488
  Accrued interest                                                       476,581              333,652
  Accrued expenses                                                     2,207,081            1,988,476
  Deferred revenue                                                       319,986              216,500
  Convertible subordinated debentures                                     10,000               10,000
  Current maturities of notes payable                                  1,535,126            1,233,390
                                                                  --------------       --------------
      Total current liabilities                                        6,900,022            7,761,506

Loans payable to related party                                         3,630,000            3,630,000
Notes payable, less current maturities                                 3,056,155            3,375,000
                                                                  --------------       --------------
     Total liabilities                                                13,586,177           14,766,506
                                                                  --------------       --------------

Commitments and contingencies

Stockholders' equity:
  Convertible preferred stock, $ .01 par value:  authorized
     1,000,000 shares; issued and outstanding
     7,435 in 2004 and 7,435 in 2003, with the aggregate
     liquidation value of $1,257,500 in 2004 and 2003, plus
     7% annual dividend                                                       74                   74
  Common stock, $ .01 par value:  authorized
    50,000,000 shares; issued 33,844,809 in 2004
    and 33,704,809 shares in 2003; outstanding
    33,776,933 in 2004  and 33,636,933 shares in 2003                    338,448              337,048
  Additional paid-in capital                                         120,842,989          120,395,390
  Accumulated deficit                                                (73,786,019)         (71,886,618)
  Treasury stock at cost (67,876 shares)                                (950,264)            (950,264)
                                                                  --------------       --------------
      Total Stockholders' equity                                      46,445,228           47,895,630
                                                                  --------------       --------------

      Total liabilities and stockholders' equity                  $   60,031,405       $   62,662,136
                                                                  ==============       ==============


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